CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund in the John Hancock Tax-Free Income Fund's Prospectus, and "Independent Auditors" in the John Hancock California Tax-Free Income Fund Statement of Additional Information in Post-Effective Amendment Number 18 to Registration Statement (Form N-1A, No. 33-31675) dated April 1, 1999.

We also consent to the incorporation by reference therein of our report dated October 9, 1998, with respect to the financial statements and financial highlights of the John California Tax-Free Income Fund in the Form N-1A.


                                                     /s/Ernst & Young LLP
                                                     --------------------
                                                     Ernst & Young LLP


Boston, Massachusetts
January 20, 1999